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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of CommScope, Inc. and subsidiaries, of our report dated December 5, 2003, except for Note 12 as to which the date is January 31, 2004, relating to the combined financial statements of Avaya Connectivity Solutions, which appears in the Current Report on Form 8-K/A of CommScope, Inc. and subsidiaries dated March 17, 2004.

/s/PricewaterhouseCoopers LLP
Florham Park, New Jersey
October 11, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM